MOODY'S CORPORATION REPORTS RESULTS FOR FIRST QUARTER 2023

FIRST QUARTER SUMMARY FINANCIALS

Moody’s Corporation (MCO) Revenue	Moody’s Analytics (MA) Revenue	Moody’s Investors Service (MIS) Revenue
1Q 2023	1Q 2023	1Q 2023
$1.5 billion ⇓ 3%	$737 million ⇑ 6%	$733 million ⇓ 11%

MCO Diluted EPS	MCO Adjusted Diluted EPS[1]	MCO FY 2023 Projected
1Q 2023	1Q 2023	Diluted EPS
$2.72 ⇑ 1%	$2.99 ⇑ 3%	$8.45 to $8.95
Adjusted Diluted EPS[1]
$9.50 to $10.00

NEW YORK, NY - April 25, 2023 - Moody's Corporation (NYSE: MCO) today announced results for the first quarter 2023, and updated its outlook for full year 2023.

“Today, risk no longer escalates sequentially; it multiplies exponentially, forcing leaders to confront risk in new ways.”
“Moody’s vast datasets combined with our analytical insights and workflow tools are critical in helping customers identify, measure, and manage risk. Despite near-term headwinds, we are energized about our long-term opportunities, underpinned by our unique capabilities that enable organizations to enhance their risk management and achieve operational resiliency.”

Rob Fauber President and Chief Executive Officer

[1] Refer to the tables at the end of this press release for reconciliations of adjusted and constant currency measures to U.S. GAAP.

REVENUE

Moody’s Corporation (MCO)

Quarterly Revenue ($ millions)
$1,522
$1,470
$827
$733
$695
$737
1Q 2022
1Q 2023
MA
MIS

First Quarter 2023
•Revenue declined 3% and 2% on a reported and constant currency basis[1], respectively, from the prior-year period.
•MA recorded its 61st consecutive quarter of growth amid heightened customer demand for integrated solutions, and contributed approximately 50% to overall MCO revenue, up from 46% in the prior-year period.
•Investment grade issuance had a strong start to the year, with geopolitical and macroeconomic uncertainties continuing to constrain structured finance, leveraged loan, and high yield bond activity.

Moody’s Analytics (MA)

Quarterly Revenue ($ millions)
$695
$178
$183
$334
$737
$188
$195
$354
1Q 2022
1Q 2023
Decision Solutions
Research & Insights
Data & Information

Annualized Recurring Revenue
Year-over-Year Growth
9%
10%
9%
7%
11%
9%
9%
11%
1Q 2022
1Q 2023
Decision Solutions
Research & Insights
Data & Information

First Quarter 2023
•Reported revenue grew 6% versus the prior-year period on strong demand for Know Your Customer and Insurance solutions, as well as ratings data feeds. Foreign exchange rates negatively impacted MA revenue by 3%.
•Recurring revenue grew 6%, or 9% on a constant currency basis[1], and represented 94% of the total, as MA continues to prioritize renewable products through its ongoing strategic shift to subscription-based solutions.
•Consistent mid-90s customer retention rates demonstrate the value proposition of MA’s mission-critical solutions in an evolving and complex risk environment.
•ARR[2] grew 10% to $2.8 billion, led by an 11% increase in Decision Solutions.

[2] Refer to Table 9 at the end of this press release for the definition of and further information on the Annualized Recurring Revenue (ARR) metric.

Moody’s Investors Service (MIS)

Quarterly Changes in
Rated Issuance Volumes & Revenue
Total MIS
(13)%
(11)%
Investment Grade
—%
1%
Leveraged Loans
(21)%
(48)%
High Yield Bonds
(18)%
(18)%
Structured Finance
(49)%
(31)%
Financial Institutions
(10)%
8%
Public, Project and Infrastructure Finance
5%
5%
Issuance
Revenue

First Quarter 2023
•Revenue declined 11% compared to the prior-year period. Foreign currency translation unfavorably impacted MIS revenue by 1%.
•Ongoing uncertainty around inflation, interest rates, and recessionary concerns broadly impacted credit markets, constraining issuance in most sectors.
•Activity was skewed toward higher-rated issuers, particularly in the investment grade corporate and infrastructure finance sectors. However, a strong prior-year comparable and the current macroeconomic environment resulted in issuance declines across several asset classes, specifically in structured and leveraged finance.
•A favorable mix from infrequent bank issuer activity positively impacted revenue growth within the Financial Institutions line of business.

OPERATING EXPENSES AND MARGIN

Operating Expenses
Note: FY 2023F guidance as of April 25, 2023. Refer to Table 11 - “2023 Outlook” for a complete list of guidance, as well as assumptions used by the Company with respect to its guidance.

First Quarter 2023	Full Year 2023 Forecast
•Operating expense growth of 6% was mainly due to higher incentive compensation accruals, annual merit increases, organic investments in sales deployment, as well as product and technology innovation initiatives, partially offset by benefits from cost management initiatives.
•Recorded $14 million in charges primarily related to personnel actions pursuant to the 2022 - 2023 Geolocation Restructuring Program.
•Increased depreciation and amortization expenses were mainly driven by investments associated with the development of SaaS-based solutions.
•Foreign currency translation favorably impacted operating expenses by 3%.

•Operating expenses are projected to increase in the mid-single-digit percent range.
•Assumptions underpinning operating growth largely unchanged, including the impact of ongoing strategic organic investments, salary and promotion increases, as well as the reset of incentive compensation accruals.
•2022 - 2023 Geolocation Restructuring Program creates additional investment capacity and financial flexibility; now expect to record approximately $50 million in restructuring charges during 2023.

Operating Margin and Adjusted Operating Margin[1]

Quarterly MCO Operating Margin & Adjusted Operating Margin
43.1%
37.7%
48.2%
44.6%
Operating Margin
Adjusted Operating Margin
1Q 2022
1Q 2023

Quarterly MA & MIS Adjusted Operating Margin
32.1%
28.9%
58.6%
56.8%
MA
MIS
1Q 2022
1Q 2023

First Quarter 2023
•MCO’s operating margin was 37.7% and adjusted operating margin[1] was 44.6%.
•MA’s year-over-year adjusted operating margin variability was influenced by a higher concentration of on-premise multi-year software renewals in the prior-year period, as well as the timing of investments.
•MIS’s adjusted operating margin remained resilient amid uncertain and volatile market conditions as decisive expense management actions partially offset the decline in revenue driven by issuance weakness, particularly in leveraged finance.
•Foreign currency had an immaterial impact on both operating and adjusted operating margins[1].

EARNINGS PER SHARE (EPS)

Diluted EPS and Adjusted Diluted EPS[1]

First Quarter 2023
•The increase in both diluted and adjusted diluted EPS[1] from the prior-year period was principally attributed to a decrease in the effective tax rate (ETR), continued and growing demand for MA’s mission-critical risk assessment offerings, and the benefit of expense reduction initiatives.
•The ETR was 1.0%, significantly lower than the 18.2% reported in the prior-year period, primarily due to the favorable resolutions of uncertain tax positions within U.S. domestic and foreign tax jurisdictions that are not expected to occur to a similar magnitude in future quarters.

CAPITAL ALLOCATION AND LIQUIDITY

Capital Returned to Shareholders & Free Cash Flow[1]

•Cash flow from operations for the first three months of 2023 was $608 million and free cash flow[1] was $535 million.
•The increase in free cash flow[1] was driven by lower incentive compensation payments versus the prior-year period.
•On April 24, 2023, the Board of Directors declared a regular quarterly dividend of $0.77 per share of MCO Common Stock. The dividend will be payable on June 9, 2023, to stockholders of record at the close of business on May 19, 2023.
•During the first quarter of 2023, Moody’s repurchased 0.1 million shares at an average cost of $297.90 per share and issued net 0.4 million shares as part of its employee stock-based compensation programs. The net amount included shares withheld for employee payroll taxes.
•As of March 31, 2023, Moody’s had 183.5 million shares outstanding, down 1% from March 31, 2022, and had approximately $807 million of share repurchase authority remaining.
•As of March 31, 2023, Moody's had $7.5 billion of outstanding debt and an undrawn $1.25 billion revolving credit facility.

ASSUMPTIONS AND OUTLOOK
Moody’s updated outlook for full year 2023, as of April 25, 2023, reflects assumptions about numerous factors that could affect its business and is based on currently available information reviewed by management through, and as of, today’s date. These assumptions include, but are not limited to, the effects of current economic conditions, including the effects of interest rates, inflation, foreign currency exchange rates, capital markets’ liquidity, and activity in different sectors of the debt markets. This outlook also reflects assumptions about global GDP growth, and the impacts resulting from changes in international conditions, including as a result of the Russia-Ukraine military conflict. Actual full year 2023 results could differ materially from Moody’s current outlook.
This outlook incorporates various specific macroeconomic assumptions, including:

Forecasted Item	Current assumption	Last publicly disclosed assumption
U.S. GDP(1) growth	0.5% - 1.5%	0.0% - 1.0%
Euro area GDP(1) growth	0.0% - 1.0%	(1.0%) - 0.0%
Global benchmark rates	Remain elevated, with U.S. Fed funds rate peaking above 5%, followed by the potential for rate reductions in early 2024	Remain elevated, with U.S. Fed funds rate peaking above 5%, followed by rate cuts toward year-end
U.S. high yield spreads	Average approximately 500 bps, with periodic volatility	Widen toward 600 bps in 1Q 2023, then moderate toward 500 bps by year-end, with periodic volatility
U.S. inflation rate	Averages approximately 5%	NC
Euro area inflation rate	Large economies average approximately 6%, with considerable variation among countries	Large economies average between 5% and 9%, with considerable variation among countries
U.S. unemployment rate	Rise toward 5% by year-end	NC
Global high yield default rate	Rise to approximately 5% by year-end	NC
Global MIS rated issuance	Increase in the low-single-digit percent range	NC
GBP/USD exchange rate	$1.24 for the remainder of the year	$1.20 for the full year
EUR/USD exchange rate	$1.09 for the remainder of the year	$1.07 for the full year
NC - There is no difference between the Company’s current assumption and the last publicly disclosed assumption for this item.
Note: All current assumptions are as of April 25, 2023. All last publicly disclosed assumptions are as of January 31, 2023.
(1) GDP growth represents real GDP.

A full summary of Moody's full year 2023 guidance as of April 25, 2023, is included in Table 11 – “2023 Outlook” at the end of this press release.

TELECONFERENCE DETAILS

Date and Time	April 25, 2023, at 12:30 p.m. Eastern Time (ET).
Webcast	The webcast and its replay can be accessed through Moody’s Investor Relations website, ir.moodys.com, within “Events & Presentations.”
Dial In	U.S. and Canada	‘+1-888-330-2508
	Other callers	‘+1-240-789-2735
	Passcode	9302427
Dial In Replay	A replay will be available immediately after the call on April 25, 2023, and until May 25, 2023.
	U.S. and Canada	‘+1-800-770-2030
	Other callers	‘+1-647-362-9199
	Passcode	9302427

ABOUT MOODY’S CORPORATION
Moody’s (NYSE: MCO) is a global integrated risk assessment firm that empowers organizations to make better decisions. Its data, analytical solutions and insights help decision-makers identify opportunities and manage the risks of doing business with others. We believe that greater transparency, more informed decisions, and fair access to information open the door to shared progress. With approximately 14,000 employees in more than 40 countries, Moody’s combines international presence with local expertise and over a century of experience in financial markets. Learn more at moodys.com/about.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Certain statements contained in this document are forward-looking statements and are based on future expectations, plans and prospects for Moody’s business and operations that involve a number of risks and uncertainties. Such statements involve estimates, projections, goals, forecasts, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements. Stockholders and investors are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements and other information in this document are made as of the date hereof, and Moody’s undertakes no obligation (nor does it intend) to publicly supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise, except as required by applicable law or regulation. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Moody’s is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors, risks and uncertainties include, but are not limited to: the impact of current economic conditions, including capital market disruptions, inflation and related monetary policy actions by governments in response to inflation, on worldwide credit markets and on economic activity, including on the volume of mergers and acquisitions, and their effects on the volume of debt and other securities issued in domestic and/or global capital markets; the uncertain effectiveness and possible collateral consequences of U.S. and foreign government initiatives and monetary policy to respond to the current economic climate, including instability of financial institutions, credit quality concerns, and other potential impacts of volatility in financial and credit markets; the global impact of the Russia - Ukraine military conflict on volatility in world financial markets, on general economic conditions and GDP in the U.S. and worldwide, on global relations and on the Company's own operations and personnel; other matters that could affect the volume of debt and other securities issued in domestic and/or global capital markets, including regulation, increased utilization of technologies that have the potential to intensify competition and accelerate disruption and disintermediation in the financial services industry, as well as the number of issuances of securities without ratings or securities which are rated or evaluated by non-traditional parties; the level of merger and acquisition activity in the U.S. and abroad; the uncertain effectiveness and possible collateral consequences of U.S. and foreign government actions affecting credit markets, international trade and economic policy, including those related to tariffs, tax agreements and trade barriers; the impact of MIS’s withdrawal of its credit ratings on countries or entities within countries and of Moody’s no longer conducting commercial operations in countries where political instability warrants such action; concerns in the marketplace affecting our credibility or otherwise affecting market perceptions of the integrity or utility of independent credit agency ratings; the introduction of competing products or technologies by other companies; pricing pressure from competitors and/or customers; the level of success of new product development and global expansion; the impact of regulation as an NRSRO, the potential for new U.S., state and local legislation and regulations; the potential for increased competition and regulation in the EU and other foreign jurisdictions; exposure to litigation related to our rating opinions, as well as any other litigation, government and regulatory proceedings, investigations and inquiries to which Moody’s may be subject from time to time; provisions in U.S. legislation modifying the pleading standards and EU regulations modifying the liability standards applicable to credit rating agencies in a manner adverse to credit rating agencies; provisions of EU regulations imposing additional procedural and substantive requirements on the pricing of services and the expansion of supervisory remit to include non-EU ratings used for regulatory purposes; uncertainty regarding the future relationship between the U.S. and China; the possible loss of key employees and the impact of the global labor environment; failures or malfunctions of our operations and infrastructure; any vulnerabilities to cyber threats or other cybersecurity concerns; the timing and effectiveness of our restructuring programs, such as the 2022 - 2023 Geolocation Restructuring Program; currency and foreign exchange volatility; the outcome of any review by controlling tax authorities of Moody’s global tax planning initiatives; exposure to potential criminal sanctions or civil remedies if Moody’s fails to comply with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which Moody’s operates, including data protection and privacy laws, sanctions laws, anti-corruption laws, and local laws prohibiting corrupt payments to government officials; the impact of mergers, acquisitions, such as our acquisition of RMS, or other business combinations and the ability of Moody’s to successfully integrate acquired businesses; the level of future cash flows; the levels of capital investments; and a decline in the demand for credit risk management tools by financial institutions. These factors, risks and uncertainties as well as other risks and uncertainties that could cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements are described in greater detail under “Risk Factors” in Part I, Item 1A of Moody’s annual report on Form 10-K for the year ended December 31, 2022, and in other filings made by the Company from time to time with the SEC or in materials incorporated herein or therein. Stockholders and investors are cautioned that the occurrence of any of these factors, risks and uncertainties may cause the Company’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements, which could have a material and adverse effect on the Company’s business, results of operations and financial condition. New factors may emerge from time to time, and it is not possible for the Company to predict new factors, nor can the Company assess the potential effect of any new factors on it. Forward-looking and other statements in this document may also address our corporate responsibility progress, plans, and goals (including sustainability and environmental matters), and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in the Company’s filings with the Securities and Exchange Commission. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

Table 1 - Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
Amounts in millions, except per share amounts	2023	2022

Revenue	$1,470	$1,522

Expenses:
Operating	428	417
Selling, general, and administrative	386	371
Depreciation and amortization	88	78
Restructuring	14	—
Total expenses	916	866

Operating income	554	656
Non-operating (expense) income, net
Interest expense, net	(48)	(53)
Other non-operating income, net	—	6
Total non-operating (expense) income, net	(48)	(47)
Income before provision for income taxes	506	609
Provision for income taxes	5	111
Net income attributable to Moody's Corporation	$501	$498

Earnings per share attributable to Moody's common shareholders
Basic	$2.73	$2.69
Diluted	$2.72	$2.68

Weighted average number of shares outstanding
Basic	183.3	185.1
Diluted	184.1	186.1

Table 2 - Condensed Consolidated Balance Sheet Data (Unaudited)

Amounts in millions	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$2,119	$1,769
Short-term investments	78	90
Accounts receivable, net of allowance for credit losses of $38 in 2023 and $40 in 2022	1,712	1,652
Other current assets	517	583
Total current assets	4,426	4,094
Property and equipment, net of accumulated depreciation of $1,153 in 2023 and $1,123 in 2022	525	502
Operating lease right-of-use assets	332	346
Goodwill	5,892	5,839
Intangible assets, net	2,177	2,210
Deferred tax assets, net	268	266
Other assets	1,099	1,092
Total assets	$14,719	$14,349
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$805	$1,011
Current portion of operating lease liabilities	106	106
Current portion of long-term debt	499	—
Deferred revenue	1,578	1,258
Total current liabilities	2,988	2,375
Non-current portion of deferred revenue	70	75
Long-term debt	6,963	7,389
Deferred tax liabilities, net	476	457
Uncertain tax positions	205	322
Operating lease liabilities	349	368
Other liabilities	610	674
Total liabilities	11,661	11,660

Total Moody's shareholders' equity	2,891	2,519
Noncontrolling interests	167	170
Total shareholders' equity	3,058	2,689
Total liabilities, noncontrolling interests, and shareholders' equity	$14,719	$14,349

Table 3 - Non-Operating (Expense) Income, Net (Unaudited)

	Three Months Ended March 31,
Amounts in millions	2023	2022
Interest:
Expense on borrowings	$(70)	$(48)
UTPs and other tax related liabilities(1)	18	(3)
Net periodic pension costs - interest component	(6)	(4)
Income	10	2
Total interest expense, net	$(48)	$(53)
Other non-operating (expense) income, net:
FX (loss)/gain	$(26)	$—
Net periodic pension costs - other components	9	6
Income from investments in non-consolidated affiliates	2	2
Other(2)	15	(2)
Other non-operating income (expense), net	$—	$6
Total non-operating (expense) income, net	$(48)	$(47)

(1) The amount for the three months ended March 31, 2023 includes a $22 million reduction of tax-related interest expense primarily related to the resolutions of tax matters.
(2) The amount for the three months ended March 31, 2023 includes a benefit of $9 million related to the favorable resolution of various tax matters and a $4 million gain on certain of the Company's investments.

Table 4 - Financial Information by Segment (Unaudited)
The table below shows revenue and Adjusted Operating Income by reportable segment. Adjusted Operating Income is a financial metric utilized by the Company’s chief operating decision maker to assess the profitability of each reportable segment.

	Three Months Ended March 31,
	2023				2022
Amounts in millions	MA	MIS	Eliminations	Consolidated	MA	MIS	Eliminations	Consolidated
Total external revenue	$737	$733	$—	$1,470	$695	$827	$—	$1,522
Intersegment revenue	3	45	(48)	—	2	43	(45)	—
Total revenue	740	778	(48)	1,470	697	870	(45)	1,522
Operating, SG&A	526	336	(48)	814	473	360	(45)	788
Adjusted Operating Income	$214	$442	$—	$656	$224	$510	$—	$734
Adjusted Operating Margin	28.9%	56.8%		44.6%	32.1%	58.6%		48.2%
Depreciation and amortization	70	18	—	88	60	18	—	78
Restructuring	8	6	—	14	—	—	—	—
Operating income				$554				$656
Operating margin				37.7%				43.1%

Table 5 - Transaction and Recurring Revenue (Unaudited)
The following tables summarize the split between transaction and recurring revenue. In the MA segment, recurring revenue represents subscription-based revenue and software maintenance revenue. Transaction revenue in MA represents perpetual software license fees and revenue from software implementation services, risk management advisory projects, and training and certification services. In the MIS segment, excluding MIS Other, transaction revenue represents the initial rating of a new debt issuance, as well as other one-time fees, while recurring revenue represents the recurring monitoring fees of a rated debt obligation and/or entities that issue such obligations, as well as revenue from programs such as commercial paper, medium-term notes and shelf registrations. In MIS Other, transaction revenue represents revenue from professional services, while recurring revenue represents subscription-based revenue.

	Three Months Ended March 31,
	2023			2022
Amounts in millions	Transaction	Recurring	Total	Transaction	Recurring	Total

Decision Solutions	$43	$311	$354	$43	$291	$334
	12%	88%	100%	13%	87%	100%
Research & Insights	$2	$193	$195	$1	$182	$183
	1%	99%	100%	1%	99%	100%
Data & Information	$—	$188	$188	$—	$178	$178
	—%	100%	100%	—%	100%	100%
Total MA	$45	$692	$737	$44	$651	$695
	6%	94%	100%	6%	94%	100%

Corporate Finance	$230	$126	$356	$293	$124	$417
	65%	35%	100%	70%	30%	100%
Structured Finance	$45	$54	$99	$93	$51	$144
	45%	55%	100%	65%	35%	100%
Financial Institutions	$70	$72	$142	$61	$70	$131
	49%	51%	100%	47%	53%	100%
Public, Project and Infrastructure Finance	$86	$43	$129	$79	$44	$123
	67%	33%	100%	64%	36%	100%
MIS Other	$—	$7	$7	$3	$9	$12
	—%	100%	100%	25%	75%	100%
Total MIS	$431	$302	$733	$529	$298	$827
	59%	41%	100%	64%	36%	100%

Total Moody's Corporation	$476	$994	$1,470	$573	$949	$1,522
	32%	68%	100%	38%	62%	100%

Table 6 - Adjusted Operating Income and Adjusted Operating Margin (Unaudited)
The Company presents Adjusted Operating Income and Adjusted Operating Margin because management deems these metrics to be useful measures to provide additional perspective on Moody's operating performance. Adjusted Operating Income excludes the impact of: i) depreciation and amortization; and ii) restructuring charges/adjustments. Depreciation and amortization are excluded because companies utilize productive assets of different estimated useful lives and use different methods of acquiring and depreciating productive assets. Restructuring charges/adjustments are excluded as the frequency and magnitude of these charges may vary widely across periods and companies.
Management believes that the exclusion of the aforementioned items, as detailed in the reconciliation below, allows for an additional perspective on the Company’s operating results from period to period and across companies. The Company defines Adjusted Operating Margin as Adjusted Operating Income divided by revenue.

	Three Months Ended March 31,
Amounts in millions	2023	2022
Operating income	$554	$656
Depreciation and amortization	88	78
Restructuring	14	—
Adjusted Operating Income	$656	$734
Operating margin	37.7%	43.1%
Adjusted Operating Margin	44.6%	48.2%

Table 7 - Free Cash Flow (Unaudited)
The Company defines Free Cash Flow as net cash provided by operating activities minus payments for capital additions. Management believes that Free Cash Flow is a useful metric in assessing the Company’s cash flows to service debt, pay dividends and to fund acquisitions and share repurchases. Management deems capital expenditures essential to the Company’s product and service innovations and maintenance of Moody’s operational capabilities. Accordingly, capital expenditures are deemed to be a recurring use of Moody’s cash flow. Below is a reconciliation of the Company’s net cash flows from operating activities to Free Cash Flow:

	Three Months Ended March 31,
Amounts in millions	2023	2022
Net cash provided by operating activities	$608	$470
Capital additions	(73)	(59)
Free Cash Flow	$535	$411
Net cash used in investing activities	$(63)	$(161)
Net cash used in financing activities	$(216)	$(352)

Table 8 - Constant Currency Revenue Growth (Decline) (Unaudited)
The Company presents constant currency revenue growth (decline) as its non-GAAP measure of revenue growth (decline). Management deems this measure to be useful in providing additional perspective in assessing the Company's revenue growth (decline) excluding the impacts of changes in foreign exchange rates. The Company calculates the dollar impact of foreign exchange as the difference between the translation of its current period non-USD functional currency results using comparative prior period weighted average foreign exchange translation rates and current year reported results.
Below is a reconciliation of the Company's reported revenue and growth (decline) rates to its constant currency revenue growth (decline) measures:

	Three Months Ended March 31,
Amounts in millions	2023	2022	Change	Growth
MCO revenue	$1,470	$1,522	$(52)	(3)%
FX impact	28	—	28
Constant currency MCO revenue	$1,498	$1,522	$(24)	(2)%

MA revenue	$737	$695	$42	6%
FX impact	18	—	18
Constant currency MA revenue	$755	$695	$60	9%

Decision Solutions revenue	$354	$334	$20	6%
FX impact	7	—	7
Constant currency Decision Solutions revenue	$361	$334	$27	8%

Research and Insights revenue	$195	$183	$12	7%
FX impact	3	—	3
Constant currency Research and Insights revenue	$198	$183	$15	8%

Data and Information revenue	$188	$178	$10	6%
FX impact	8	—	8
Constant currency Data and Information revenue	$196	$178	$18	10%

MA recurring revenue	$692	$651	$41	6%
FX impact	17	—	17
Constant currency MA recurring revenue	$709	$651	$58	9%

Table 9 - Key Performance Metrics - Annualized Recurring Revenue (Unaudited)
The Company presents Annualized Recurring Revenue (“ARR”) on a constant currency organic basis for its MA business as a supplemental performance metric to provide additional insight on the estimated value of MA's recurring revenue contracts at a given point in time. The Company uses ARR to manage and monitor performance of its MA operating segment and believes that this metric is a key indicator of the trajectory of MA's recurring revenue base.
The Company calculates ARR by taking the total recurring contract value for each active renewable contract as of the reporting date, divided by the number of days in the contract and multiplied by 365 days to create an annualized value. The Company defines renewable contracts as subscriptions, term licenses, maintenance and renewable services. ARR excludes transaction sales including training, one-time services and perpetual licenses. In order to compare period-over-period ARR excluding the effects of foreign currency translation, the Company bases the calculation on currency rates utilized in its current year operating budget and holds these FX rates constant for the duration of all current and prior periods being reported. Additionally, ARR excludes contracts related to acquisitions to provide additional perspective in assessing growth excluding the impacts from certain acquisition activity.
The Company’s definition of ARR may differ from definitions utilized by other companies reporting similarly named measures, and this metric should be viewed in addition to, and not as a substitute for, financial measures presented in accordance with U.S. GAAP.

Amounts in millions	March 31, 2023	March 31, 2022	Change	Growth
MA ARR
Decision Solutions	$1,234	$1,108	$126	11%
Research and Insights	770	708	62	9%
Data and Information	748	685	63	9%
Total MA ARR	$2,752	$2,501	$251	10%

Table 10 - Adjusted Net Income and Adjusted Diluted EPS Attributable to Moody's Common Shareholders (Unaudited)
The Company presents Adjusted Net Income and Adjusted Diluted EPS because management deems these metrics to be useful measures to provide additional perspective on Moody's operating performance. Adjusted Net Income and Adjusted Diluted EPS exclude the impact of: i) amortization of acquired intangible assets; and ii) restructuring charges/adjustments.
The Company excludes the impact of amortization of acquired intangible assets as companies utilize intangible assets with different estimated useful lives and have different methods of acquiring and amortizing intangible assets. These intangible assets were recorded as part of acquisition accounting and contribute to revenue generation. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized. Furthermore, the timing and magnitude of business combination transactions are not predictable and the purchase price allocated to amortizable intangible assets and the related amortization period are unique to each acquisition and can vary significantly from period to period and across companies. Restructuring charges/adjustments are excluded as the frequency and magnitude of these items may vary widely across periods and companies.
The Company excludes the aforementioned items to provide additional perspective when comparing net income and diluted EPS from period to period and across companies as the frequency and magnitude of similar transactions may vary widely across periods.
Below is a reconciliation of these measures to their most directly comparable U.S. GAAP measures:

	Three Months Ended March 31,
Amounts in millions	2023		2022
Net income attributable to Moody's common shareholders		$501		$498
Pre-tax Acquisition-Related Intangible Amortization Expenses	$51		$51
Tax on Acquisition-Related Intangible Amortization Expenses	(12)		(12)
Net Acquisition-Related Intangible Amortization Expenses		39		39
Pre-tax restructuring	$14		$—
Tax on restructuring	(4)		—
Net restructuring		10		—
Adjusted Net Income		$550		$537

	Three Months Ended March 31,
Amounts in millions	2023		2022
Diluted earnings per share attributable to Moody's common shareholders		$2.72		$2.68
Pre-tax Acquisition-Related Intangible Amortization Expenses	$0.28		$0.27
Tax on Acquisition-Related Intangible Amortization Expenses	(0.06)		(0.06)
Net Acquisition-Related Intangible Amortization Expenses		0.22		0.21
Pre-tax restructuring	$0.08		$—
Tax on restructuring	(0.03)		—
Net restructuring		0.05		—
Adjusted Diluted EPS		$2.99		$2.89

Note: The tax impacts in the tables above were calculated using tax rates in effect in the jurisdiction for which the item relates.

Table 11 - 2023 Outlook
Moody’s updated outlook for full year 2023, as of April 25, 2023, reflects assumptions about numerous factors that could affect its business and is based on currently available information reviewed by management through, and as of, today’s date. For a complete list of these assumptions, please refer to “Assumptions and Outlook” on page 7 of this earnings release.

Full Year 2023 Moody's Corporation Guidance as of April 25, 2023
MOODY'S CORPORATION	Current guidance	Last publicly disclosed guidance
Revenue	Increase in the mid-to-high-single-digit percent range	NC
Operating expenses	Increase in the mid-single-digit percent range	Increase in the low-single-digit percent range
Operating margin	Approximately 37%	NC
Adjusted Operating Margin (1)	44% to 45%	NC
Interest expense, net	$275 to $295 million	$290 to $310 million
Effective tax rate	15% to 17%	20% to 22%
Diluted EPS	$8.45 to $8.95	$8.05 to $8.55
Adjusted Diluted EPS (1)	$9.50 to $10.00	$9.00 to $9.50
Operating cash flow	$1.7 to $1.9 billion	NC
Free Cash Flow (1)	$1.4 to $1.6 billion	NC
Share repurchases	Approximately $250 million (subject to available cash, market conditions, M&A opportunities, and other ongoing capital allocation decisions)	NC
Moody's Analytics (MA)	Current guidance	Last publicly disclosed guidance
MA global revenue	Increase of approximately 10%	NC
ARR (2)	Increase in the low-double-digit percent range	NC
MA Adjusted Operating Margin	Approximately 31%	NC
Moody's Investors Service (MIS)	Current guidance	Last publicly disclosed guidance
MIS global revenue	Increase in the low-to-mid-single-digit percent range	NC
MIS Adjusted Operating Margin	Mid-50s percent range	NC
NC - There is no difference between the Company’s current guidance and the last publicly disclosed guidance for this item.
Note: All current guidance as of April 25, 2023. All last publicly disclosed guidance is as of January 31, 2023.
(1) These metrics are adjusted measures. See below for reconciliation of these measures to their comparable U.S. GAAP measure.
(2) Refer to Table 9 within this earnings release for the definition of and further information on the ARR metric.

The following are reconciliations of the Company's adjusted forward looking measures to their comparable U.S. GAAP measure:

Projected for the Year Ended December 31, 2023
Operating margin guidance	Approximately 37%
Depreciation and amortization	Approximately 6.5%
Restructuring expense	Approximately 1%
Adjusted Operating Margin guidance	44% to 45%

Projected for the Year Ended December 31, 2023
Operating cash flow guidance	$1.7 to $1.9 billion
Less: Capital expenditures	Approximately $0.3 billion
Free Cash Flow guidance	$1.4 to $1.6 billion

Projected for the Year Ended December 31, 2023
Diluted EPS guidance	$8.45 to $8.95
Acquisition-Related Intangible Amortization	Approximately $0.85
Restructuring	Approximately $0.20
Adjusted Diluted EPS guidance	$9.50 to $10.00